UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018 (March 22, 2018)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1.	Registrant's Business and Operations

Item 1.01	Entry into a Material definitive Agreement.
On March 22, 2018, State Auto Property & Casualty Insurance Company (the “ Company ” or “ State Auto P&C ”), a wholly owned insurance subsidiary of State Auto Financial Corporation (“ State Auto Financial ”), entered into an Open Line of Credit Commitment (the “ OLC ”) with the Federal Home Loan Bank of Cincinnati (the "FHLB"). The OLC provides State Auto P&C with a $100.0 million one-year open line of credit available for general corporate purposes. Draws under the OLC are to be funded with a daily variable rate advance with a term of no more than 180 days with interest payable monthly. All advances under the OLC are to be fully secured by a pledge of specific investment securities of State Auto P&C. The OLC replaced State Auto P&C’s existing $100.0 million revolving credit facility, which was terminated. See Items 1.02 and 2.04 below.

Item 1.02	Termination of a Material definitive Agreement.
On March 30, 2018, State Auto P&C terminated its credit facility (the "SPC Credit Facility") with a syndicate of lenders. The SPC Credit Facility, which was maturing in July 2018, provided State Auto P&C with a $100.0 million revolving credit facility. The SPC Credit Facility was available for general corporate purposes and provided for interest-only payments during its term with principal and interest due in full at maturity. Interest was based on LIBOR or base rate plus a calculated margin amount. All advances under the SPC Credit Facility were to be fully secured by a pledge of specific investment security of State Auto P&C. Prior to its termination, State Auto P&C had not made any borrowings under the SPC Credit Facility.

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Information concerning State Auto P&C’s new OLC is set forth in Item 1.01, which information is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Information concerning State Auto P&C’s termination of the SPC Credit Facility is set forth in Item 1.02, which information is incorporated herein by reference. The SPC Credit Facility was replaced by the OLC. See Item 1.01.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01	Open Line of Credit dated as of March 22, 2018, between State Auto Property & Casualty and Federal Home Loan Bank of Cincinnati.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 8, 2018	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel